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                                  EX-99.B10(a)
                         Opinion and Consent of Counsel
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                     [MORRISON & FOERSTER LLP LETTERHEAD]



                               December 15, 1997


Stagecoach Funds, Inc.
111 Center Street
Little Rock, Arkansas  72201

       Re:  Shares of Common Stock of
            Stagecoach Funds, Inc.
            -------------------------

Ladies/Gentlemen:

       We refer to Post-Effective Amendment No. 37 and Amendment No. 38 to the Registration Statement on Form N-1A (SEC File Nos. 33-42927 and 811-6419) (the "Registration Statement") of Stagecoach Funds, Inc. (the "Company") relating to the registration of an indefinite number of shares of common stock of the following Funds: Arizona Tax-Free, Asset Allocation, Balanced, California Tax-Free Bond, California Tax-Free Income, California Tax-Free Money Market Mutual, Diversified Equity Income, Equity Index, Equity Value, Government Money Market Mutual, Growth, Index Allocation, Intermediate Bond, International Equity, Money Market Mutual, National Tax-Free, National Tax-Free Money Market Mutual, Oregon Tax-Free, Short-Intermediate U.S. Government Income, Short-Term Government-Corporate Income, Short-Term Municipal Income, Small Cap, Strategic Growth, Treasury Money Market Mutual, U.S. Government Allocation, U.S. Government Income, and Variable Rate Government (collectively, the "Shares").

       We have been requested by the Company to furnish this opinion as Exhibit 10 to the Registration Statement.

       We have examined documents relating to the organization of the Company and its series and the authorization and issuance of shares of its series. We have also verified with the Company's transfer agent the maximum number of shares issued by the Company through November 1, 1997.

       Based upon and subject to the foregoing, we are of the opinion that:

       The issuance and sale of the Shares by the Company has been duly and validly authorized by all appropriate corporate action, and assuming delivery by sale or in accord with the Company's dividend reinvestment plan in accordance with the description set
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forth in the Funds' current prospectuses under the Securities Act of 1933, as amended, the Shares will be legally issued, fully paid and nonassessable by the Company.

       We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

       In addition, we hereby consent to the use of our name and to the reference to the description of advice rendered by our firm under the heading "Additional Services and Other Information - Glass-Steagall Act" in the Prospectuses, which are included as part of the Registration Statement.


                             Very truly yours,

                             /s/ MORRISON & FOERSTER LLP

                             MORRISON & FOERSTER LLP